Exhibit 99.1 NEWS RELEASE Contact: Lauren Dresnick, New Venture Communications Phone Number: (650) 740-4034 Email: ldresnick@newventurecom.com

GLOBALSCAPE® EXPANDS CLOUD SERVICES WITH LAUNCH OF

GLOBALSCAPE HOSTED ENHANCED FILE TRANSFER SERVER FOR SMB MARKET

SAN ANTONIO, Texas-February 15, 2011-GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure information exchange solutions, announced today immediate availability of a new hosted managed file transfer (MFT) solution, GlobalSCAPE Hosted Enhanced File Transfer Server™. This new service expands the company's cloud-based Managed Solutions, launched in July 2010, by integrating a hosted version of its market-leading Enhanced File Transfer Server® (EFT Server) solution with proven infrastructure from Rackspace® Hosting (NYSE: RAX), the world's leading specialist in the hosting and cloud computing industry.

GlobalSCAPE's Hosted EFT Server enables organizations to securely exchange business-to-business data, including large files and sensitive data, through the cloud. This scalable and tiered service is ideal for the small-to-medium (SMB) market, and also allows customers of all sizes to outsource all or part of their complex and demanding secure information exchange needs. Through such outsourcing, customers can greatly reduce costs, increase efficiencies, track and audit transactions, and provide a greater level of security and compliance, at affordable price points.

The Hosted EFT Server offering delivers these benefits while allowing direct customer management of the EFT Server solution. GlobalSCAPE also offers a fully managed solution, Managed Information Xchange (MIX), for companies seeking complete support.

"Many organizations are embracing cloud computing to save money and to increase efficiency and business agility," said Mark Perry, vice president of managed solutions at GlobalSCAPE.  "This new service will be very attractive to SMB customers who are looking for high-end managed file transfer capabilities delivered securely through a cloud-based infrastructure at an affordable price."

Key benefits and features of the new offering include:

  Market-leading features and security capabilities of GlobalSCAPE's EFT Server solution adopted by thousands of customers worldwide
  Robust MFT features including management, automation, and auditing of all file transfer activity for meeting security and compliance mandates
  "Pay as you go" flexible and affordable pricing that helps customers eliminate upfront capital expenditures
  Reduced ongoing maintenance expenses, including hardware, software, and utility services costs
  Deployed rapidly to meet time-sensitive business demands
  Reliable and timely support from GlobalSCAPE's support team

GlobalSCAPE is discussing Hosted EFT Server and the growth of cloud computing this week at the 2011 RSA Conference (Booth #2159) in San Francisco, February 14 - 18. The annual RSA Conference brings together key players, companies, and potential customers from the information security industry.

To learn more about GlobalSCAPE Hosted EFT Server, including features and benefits, please visit the company website.

In addition to GlobalSCAPE Hosted Enhanced File Transfer Server, GlobalSCAPE also announced the development of appShield™, an innovative new computer security product for home and small business computers. With appShield, GlobalSCAPE is pioneering a much needed safeguard to protect computers against the rapid growth of viruses and other malicious software. appShield is based on proven enterprise-level application whitelisting technology from CoreTrace Corporation, the recognized leader in dynamic and client-based application whitelisting. For more information about GlobalSCAPE and its announcements at the event, please visit the digital press room.

About GlobalSCAPE

GlobalSCAPE, Inc. (NYSE Amex: GSB), headquartered in San Antonio, TX, is a global solutions provider that equips organizations to securely exchange sensitive information and files across multiple locations and with customers and partners. Since the release of CuteFTP in 1996, GlobalSCAPE's solutions have continued to evolve to meet the business and technology needs of an increasingly interconnected global marketplace. Serving a customer base that spans more than 150 countries and includes the majority of Fortune 100 companies, GlobalSCAPE's primary focus is providing customers with intuitive and efficient managed file transfer (MFT) solutions while also ensuring end-to-end security. For more information, visit www.globalscape.com, or subscribe to our Blog and Twitter updates.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2009 calendar year, filed with the Securities and Exchange Commission on March 30, 2010.